[BGE logo here]                                           [PEPCO logo here]

                           N E W S     R E L E A S E

=============================================================================

Arthur J. Slusark                              Nancy Moses
Baltimore Gas and Electric Company             Potomac Electric Power Company
(410)234-7433                                  (202)872-2680

FOR IMMEDIATE RELEASE
April 16, 1997

                       BGE/PEPCO Merger Approved by FERC
             of Maryland Public Service Commission's Merger Order

      The proposed merger between Baltimore Gas and Electric Company and Potomac Electric Power Company to create Constellation Energy Corporation today received unanimous approval from the Federal Regulatory Commission
(FERC).

      FERC's approval was one of the major regulatory hurdles for the merger. The merger has been approved by several government bodies and must still be approved by others including the District of Columbia and Maryland Public Service Commissions.

      Christian H. Poindexter and Edward F. Mitchell, the Board Chairmen and Chief Executive Officers of the two utilities said, "We are pleased that after careful review the FERC has recognized that the merger is in the public interest and unanimously approved it without conditions. This decision brings us one step closer to creating a strong regional energy company prepared to meet the needs of our customers and shareholders."

      Completion of the approval process is scheduled to take place this spring.

                                    -###-